UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 3, 2020

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

On June 8, 2020, American Resources Corporation (or the “Company”) issued a press release announcing that the Company will present at the Virtual Investor Fireside Chat Series on Monday, June 15, 2020 at 10:00 AM ET.

The information presented in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On June 3, 2020, American Resources Corporation (or the “Company”) received a letter from the Nasdaq Stock Market indicating that the Company currently does not meet the minimum stockholders’ equity requirement of $2,500,000 for companies listed on the Nasdaq Capital Market as defined by Listing Rule 5550(b)(1) (the “Continued Listing Rule”) of Nasdaq Continued Listing Rules, and currently does not meet any of the alternative continued listing standards of market value of listed securities or net income from continued operations.

The notification of noncompliance has no immediate effect on the listing or trading of the Company’s stock on the Nasdaq Capital Market. Under the Continued Listing Rules, the Company has 45 days to submit a plan to regain compliance. If the Company’s plan is accepted the Company will receive an extension of up to 180 calendar days to evidence compliance. If the Company’s plan to regain compliance is not accepted, the Company will have the opportunity to appeal the decision to a hearing panel.

A copy of the letter from the Nasdaq Stock Market is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.1. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1 99.2	Press Release Dated June 8, 2020 Notification Letter from Nasdaq dated June 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: June 8, 2020	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer